United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

NEWCOURT ACQUISITION CORP

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40929	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Broadway Suite 705 Oakland, CA	94612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 214-3750

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	NCACU	The Nasdaq Stock Market LLC
Class A ordinary share, par value $0.0001 per share, included as part of the units	NCAC	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one Class A ordinary share for $11.50 per share, included as part of the units	NCACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 9, 2021, Newcourt Acquisition Corp, a Cayman Islands exempted company (the “Company”) announced that, commencing on December 10, 2021, the holders of units issued in its initial public offering (the “Units”), each consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Share”), and one-half of one redeemable warrant of the Company (“Warrant”), with each Warrant entitling the holder thereof to purchase one Ordinary Share for $11.50 per share, may elect to separately trade the Ordinary Shares and Warrants included in the Units. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. The Ordinary Shares and the Warrants are expected to trade on the Nasdaq Capital Market under the symbol “NCAC” and “NCACW,” respectively. The Units not separated will continue to trade on the Nasdaq Capital Market under the symbol “NCACU.” Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Ordinary Shares and Warrants.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 9, 2021
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCOURT ACQUISITION CORP

By:	/s/ Marc Balkin
Name: Marc Balkin
Title: Chief Executive Officer

Dated: December 9, 2021